As filed with the Securities and Exchange Commission on November 13, 2009

Registration Statement No.  333-144440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 POS

POST-EFFECTIVE AMENDMENT No. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-144440

UNDER THE SECURITIES ACT OF 1933

CURAGEN CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	06-1331400
(State of Incorporation)	(I.R.S. Employer Identification Number)

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

2007 Stock Incentive Plan

(Full title of the Plan)

Anthony S. Marucci

President

CuraGen Corporation

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.

Ethan A. Skerry, Esq.

 Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

(973) 597-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by CuraGen Corporation with the Securities and Exchange Commission:

1.               Registration Statement No. 333-144440, filed on July 10, 2007, pertaining to shares of common stock (including the associated preferred stock purchase rights)  to be offered under the 2007 Stock Incentive Plan

The undersigned hereby removes and withdraws from registration all securities pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, on November 13, 2009.

CURAGEN CORPORATION

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Director (Principal Executive Officer)

By:	/s/ Avery W. Catlin
Avery W. Catlin
Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci		November 13, 2009
Anthony S. Marucci	President and Director

/s/ Avery W. Catlin		November 13, 2009
Avery W. Catlin	Vice President, Treasurer, Secretary and Director